EXHIBIT 10.15
        Separation Agreement between the Registrant and Gary J. Wilson, dated September 9, 1996


                              SEPARATION AGREEMENT


         This SEPARATION AGREEMENT ("Agreement") is made and entered into by and
between  GARY  J.  WILSON  ("Mr.   Wilson")  and  WONDERWARE   CORPORATION  (the
"Company"), as of the Effective Date as defined in Paragraph 11 herein.

                               W I T N E S S E T H

         WHEREAS, Mr. Wilson has tendered his resignation as an employee and officer of the Company, and all other positions he may hold with the Company, and wishes to enter into a part-time employment relationship with the Company;

         WHEREAS, the Company has accepted Mr. Wilson's resignation as an employee and officer of the Company, and all other positions he may hold with the Company, and wishes to enter into a part-time employment relationship with Mr. Wilson and provide him with certain benefits in consideration of his service to the Company and the promises and covenants of Mr. Wilson as contained herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed by and between the parties hereto as follows:


                  1. RESIGNATION. Mr. Wilson has tendered and the Company has accepted Mr. Wilson's resignation as an employee and officer of the Company, and all other positions he may hold with the Company, effective September 9, 1996 (the "Separation Date").


                  2. ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company will pay Mr. Wilson all accrued salary, and all accrued and unused paid time off earned prior to the Separation Date, subject to standaACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company will pay Mr. Wilson all accrued salary, and all accrued and unused paid time off earned prior to the Separation Date, subject to standard payroll deductions and withholdings.

                  3. EXPENSE REIMBURSEMENT. Within ten (10) business days of the Effective Date, Mr. Wilson will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Separation Date, if any, for which he seeks reimbursement. The Company shall reimburse Mr. WilsoEXPENSE REIMBURSEMENT. Within ten (10) business days of the Effective Date, Mr. Wilson will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Separation Date, if any, for which he seeks reimbursement. The Company shall reimburse Mr. Wilson's expenses pursuant to Company policy and regular business practice.

                  4. PART-TIME EMPLOYMENT AGREEMENT. Mr. Wilson shall serve as a part-time employee of the Company under the terms specified below. The part-time employment relationship shall commence on the Separation Date and continue through March 9, 1997, or if Mr. Wilson's services under this Agreement are terminated by the Company in accordance with paragraph 14 hereof prior to March 9, 1997, the date such terminatiPART-TIME EMPLOYMENT AGREEMENT. Mr. Wilson shall serve as a part-time employee of the Company under the terms specified below. The part-time employment relationship shall commence on the Separation Date and continue through March 9, 1997, or if Mr. Wilson's services under this Agreement are terminated by the Company in accordance with paragraph 14 hereof prior to March 9, 1997, the date such termination is effective (the "Part-Time Employment Period").

                           a.        Duties.  Mr. Wilson  agrees to provide
services to the Company in any area of his expertise upon reasonable request made from time to time by and at the direction of the Board of Directors of the Company. He agrees to utilize his expertise and act in a professional manner in performing these services. The services to be provided hereunder shall be performed in Orange County, California at such times as mutually agreed to by the parties, after reasonable notice, taking into account vacation and scheduling conflicts. Mr. Wilson agrees to make himself available to perform such services throughout the Part-Time Employment Period, up to a maximum of twenty (20) hours per month. Mr. Wilson agrees that throughout the Part-Time Employment Period he will continue to be bound by the Company's written employment policies, procedures and practices as contained in its employee haDuties. Mr. Wilson agrees to provide services to the Company in any area of his expertise upon reasonable request made from time to time by and at the direction of the Board of Directors of the Company. He agrees to utilize his expertise and act in a professional manner in performing these services. The services to be provided hereunder shall be performed in Orange County, California at such times as mutually agreed to by the parties, after reasonable notice, taking into account vacation and scheduling conflicts. Mr. Wilson agrees to make himself available to perform such services throughout the Part-Time Employment Period, up to a maximum of twenty (20) hours per month. Mr. Wilson agrees that throughout the Part-Time Employment Period he will continue to be bound by the Company's written employment policies, procedures and practices as contained in its employee handbook.

                  Salary and Benefits.

                                    ii.      Salary.  During the  Part-Time
Employment Period, Mr. Wilson shall receive eleven thousand six hundred sixty six dollars and sixty-seven cents ($11,666.67) per month, subject to standard deductions and witSalary. During the Part-Time Employment Period, Mr. Wilson shall receive eleven thousand six hundred sixty six dollars and sixty-seven cents ($11,666.67) per month, subject to standard deductions and withholdings.

                                    iv.      Stock Option. The Company  and Mr.
Wilson each acknowledge that, pursuant to the terms of his outstanding stock option (the "Option"), the term and vesting of such Option will continue beyond the SeparatStock Option. The Company and Mr. Wilson each acknowledge that, pursuant to the terms of his outstanding stock option (the "Option"), the term and vesting of such Option will continue beyond the Separation Date and for the duration of the Part-Time Employment Period. Mr. Wilson further acknowledges that the Option will cease vesting and terminate in accordance with its terms upon completion of the Part-Time Employment Period.

                                    vi.      Health Insurance. The Company will
continue Mr. Wilson's health insurance benefits under the Company's group health insurance plans during the Part-Time Employment Period. Thereafter, to the extent permitted by law and by the Company's group health insurance plans, Mr. Wilson will be eligible to continue his health insurance benefits under the federal COBRA law, at his own expense for up to eighteen (18) months and, later, to convert to an individual policy if he wishes. At the end of the Part-Time Employment Period, Mr. WilsHealth Insurance. The Company will continue Mr. Wilson's health insurance benefits under the Company's group health insurance plans during the Part-Time Employment Period. Thereafter, to the extent permitted by law and by the Company's group health insurance plans, Mr. Wilson will be eligible to continue his health insurance benefits under the federal COBRA law, at his own expense for up to eighteen (18) months and, later, to convert to an individual policy if he wishes. At the end of the Part-Time Employment Period, Mr. Wilson will be provided with a separate notice of his COBRA rights.
                                    viii.    Other  Compensation.  Except as
expressly provided herein, Mr. Wilson acknowledges that he will not receive (nor is he entitled to) any additional compensation, severance or benefits (including, but not limitedOther Compensation. Except as expressly provided herein, Mr. Wilson acknowledges that he will not receive (nor is he entitled to) any additional compensation, severance or benefits (including, but not limited to, life insurance and disability insurance) from the Company.

                           d.        Limitations  on  Authority.  Mr. Wilson
shall have no responsibilities or authority as an employee of the Company other than as provided for above. Mr. Wilson hereby agrees not to represent or purport to represent the Company in any manner whatsoever to any third party, including any employee of the Company, unless authorized by the Company, in writing, to do so or as otherwise necessary to carry out the duties requested oLimitations on Authority. Mr. Wilson shall have no responsibilities or authority as an employee of the Company other than as provided for above. Mr. Wilson hereby agrees not to represent or purport to represent the Company in any manner whatsoever to any third party, including any employee of the Company, unless authorized by the Company, in writing, to do so or as otherwise necessary to carry out the duties requested of him by the Board of Directors in accordance with paragraph 4.a.

                           f.        Other Work   Activities.   Throughout  the
Part-Time Employment Period, Mr. Wilson retains the right to engage in employment, consulting or other work relationships in addition to his work for the Company. The Company will make reasonable arrangements to enable Mr. Wilson to perform his work for the Company at such times and in such a manner so that it will not interfere with other activities in which he may engage. Other Work Activities. Throughout the Part-Time Employment Period, Mr. Wilson retains the right to engage in employment, consulting or other work relationships in addition to his work for the Company. The Company will make reasonable arrangements to enable Mr. Wilson to perform his work for the Company at such times and in such a manner so that it will not interfere with other activities in which he may engage.

                  5. NONSOLICITATION. Mr. Wilson agrees that, during the Part-Time Employment Period and for one (1) year thereafter, he will not, either directly or through others, solicit or attempt to solicit any person (including any entity) who is then an employee, consultant or independent contractor of the Company to terminate his, her or its relationship with the Company in order to become an employee, consultant or independent contractoNONSOLICITATION. Mr. Wilson agrees that, during the Part-Time Employment Period and for one (1) year thereafter, he will not, either directly or through others, solicit or attempt to solicit any person (including any entity) who is then an employee, consultant or independent contractor of the Company to terminate his, her or its relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

                  7. PROPRIETARY INFORMATION OBLIGATIONS. Mr. Wilson hereby agrees to be bound throughout the Part-Time Employment Period by the terms of his Proprietary Information and Inventions Agreement (the "Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit A, certain obligations under which continue after the termination of the Part-Time Employment Period, as specified in the Proprietary InformatiPROPRIETARY INFORMATION OBLIGATIONS. Mr. Wilson hereby agrees to be bound throughout the Part-Time Employment Period by the terms of his Proprietary Information and Inventions Agreement (the "Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit A, certain obligations under which continue after the termination of the Part-Time Employment Period, as specified in the Proprietary Information Agreement.

                  9. COMPANY PROPERTY. Mr. Wilson agrees to return to the Company, within ten (10) business days of the Effective Date, all Company documents (and all copies thereof) and other Company property in his possession, or his control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof), including without limitation Company Inventions, Third Party Information and Proprietary Information (as such terms are defined in the Proprietary Information Agreement); provided, however, that if Mr. Wilson discovers any such documents or property in his possession after the expiration of such 10-day period, Mr. Wilson agrees to return such property to the Company as soon as practicable following discovery. Mr. Wilson agrees that, as of the Separation Date, he will neither use Company property nor possess (except pending the return of such property as contemplated in this paragraph 7) Company property, except such property which the Board specifically authorizes him to use or possess for the sCOMPANY PROPERTY. Mr. Wilson agrees to return to the Company, within ten (10) business days of the Effective Date, all Company documents (and all copies thereof) and other Company property in his possession, or his control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof), including without limitation Company Inventions, Third Party Information and Proprietary Information (as such terms are defined in the Proprietary Information Agreement); provided, however, that if Mr. Wilson discovers any such documents or property in his possession after the expiration of such 10-day period, Mr. Wilson agrees to return such property to the Company as soon as practicable following discovery. Mr. Wilson agrees that, as of the Separation Date, he will neither use Company property nor possess (except pending the return of such property as contemplated in this paragraph 7) Company property, except such property which the Board specifically authorizes him to use or possess for the sole purpose of performing his duties under this Agreement.


                  12. NONDISPARAGEMENT. Mr. Wilson agrees that he will not at any time intentionally disparage the Company in any manner likely to be harmful to the Company, its business reputation, or the personal or business reputation of its directors, stockholders or employees, and the Company agrees that neither it nor its representatives will at any time intentionally disparage Mr. Wilson or his personal or business reputation, provided that each party shall respond accurately and fully to any question, inquiry or request for information when requNONDISPARAGEMENT. Mr. Wilson agrees that he will not at any time intentionally disparage the Company in any manner likely to be harmful to the Company, its business reputation, or the personal or business reputation of its directors, stockholders or employees, and the Company agrees that neither it nor its representatives will at any time intentionally disparage Mr. Wilson or his personal or business reputation, provided that each party shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

                  14. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by Mr. Wilson and the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors (and, in the case of Mr. Wilson, to members of his family); (b) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (c) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular (and without limitation), Mr. Wilson agrees not to discuss the contents of this Agreement with present or former Company employees or other personnel, except to the extent necessary to explain his part-timeCONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by Mr. Wilson and the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors (and, in the case of Mr. Wilson, to members of his family); (b) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (c) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular (and without limitation), Mr. Wilson agrees not to discuss the contents of this Agreement with present or former Company employees or other personnel, except to the extent necessary to explain his part-time employment relationship with the Company or to carry out his duties under this Agreement.

                  16. RELEASE OF CLAIMS BY MR. WILSON. Except as otherwise set forth in this Agreement, Mr. Wilson hereby releases, acquits and forever discharges the Company, its officers, directors, agents, attorneys, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date Mr. Wilson signs this agreement, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Wilson's employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair
Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

                  18. ADEA WAIVER. Mr. Wilson acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the federal Age Discrimination in Employment Act of 1967, as amended. He also acknowledges that the consideration given for the waiver in the above paragraph is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing, as required by the ADEA that: (a) his waiver and release do not apply to any claims that may arise after the date he signs this Agreement; (b) he has been advised to consult with an attorney prior to executing this Agreement; (c) he has twenty-one (21) days within which to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement to revoke the Agreement; (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Mr. Wilson, provided that the Company has also signed the Agreement by that date ("Effective Date").

                  20. RELEASE BY THE COMPANY. The Company, on its behalf and its directors, successors, assigns and affiliates, hereby releases, acquits and forever discharges Mr. Wilson and his agents, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date, including but not limited to: any act or omission by Mr. Wilson within the authorized course and scope of his employment with the Company, with the exception of any claim arising out of his obligations under this Agreement or his proprietary information obligations.

                  22. SECTION 1542 WAIVER. Mr. Wilson and the Company acknowledge that they have read and understanSECTION 1542 WAIVER. Mr. Wilson and the Company acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Mr. Wilson and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement.

                  23. TERMINATION OF PART-TIME EMPLOYMENT BY THE COMPANY. In the event that Mr. Wilson materially breaches any provision of this Agreement or the Proprietary Information Agreement, the Company at its election may terminate Mr. Wilson's part-time employment by the Company and its obligation to make any further payments to Mr. Wilson pursuant to paragraph 4 hereof effective upon written notice to Mr. Wilson. Mr. Wilson acknowledges that the Option will cease vesting and terminate in accordance with the applicable terms of the option agreement upon the termination of his part-time employment by the Company. All provisions of this Agreement (other than paragraph 4) and all provisions of the Proprietary Information Agreement shall survive such termination and remain in full force and effect. The rights under this paragraph 14 are in addition to any other rights or remedies at law or in equity, that the Company may have to enforce this Agreement.

                  24. NO ADMISSIONS. It is understood and agreed by Mr. Wilson and the Company that this Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

                  25. NOTICES. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable express courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three (3) business days after it is mailed, by certified mail, postage prepaid, return receipt requested, or one business day after it is sent via a reputable nationwide overnight courier service.

If to the Company:                          Wonderware Corporation
                                            100 Technology Drive
                                            Irvine, California 92718
                                            Attn:  President

If to Mr. Wilson:                           Mr. Gary J. Wilson
                                            21301 Birdhallow
                                            Trabuco Canyon, CA 92679

Either party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Either party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Agreement notice thereof in the manner set forth in this paragraph 16.


                  26. ENTIRE AGREEMENT. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between Mr. Wilson and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Mr. Wilson and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

                  27. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. However, because of the unique and personal nature of Mr. Wilson's duties under this Agreement, Mr. Wilson agrees not to delegate the performance of his duties under this Agreement.

                  28. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

                  29. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

                  30. DISPUTE RESOLUTION. Unless otherwise prohibited by law or specified below, all disputes, claims, and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by confidential final and binding arbitration held in Irvine, California through Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS") under the then existing JAMS arbitration rules. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

                  31. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                  32. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:


GARY J. WILSON                              WONDERWARE CORPORATION
an individual                               a Delaware corporation



/s/ Gary J. Wilson                          /s/ Roy H. Slavin   President
Date:  September 9, 1996                    Date:  October 1, 1996

                                   EXHIBIT A

                        Proprietary Information Agreement

                             WONDERWARE CORPORATION

                             Proprietary Information
                            And Inventions Agreement


         In consideration of my employment or continued employment by Wonderware Corporation, a Delaware corporation (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

         1. Recognition of Company's Rights; Nondisclosure. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in any such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patent  rights,  copyrights,  mask work  rights,  trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

         The  term   "Proprietary   Information"   shall  mean   trade   secrets
confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, mask works, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

         2. Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence, and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

          3.   Assignment of Inventions.

                  3.1 I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under patent, copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. I recognize that the Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

                           (a)      Any provision in an employment agreement
which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                                    (1)     Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                                     (2)     Result from any work performed by
 the employee for the employer.

                           (b)      To the extent a provision in an employment
agreement purports to require an employee to assign an Invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                  3.2 I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  3.3 I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as the term is defined in the United State copyright Act (17 U.S.C., Section 101). Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions."

         4. Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all such countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonable request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

                  In the event the company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         5. Obligation to Keep Company Informed. During the period of my employment, and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, after termination of my employment, I will disclose all patent applications filed by me, or on my behalf, within a year after termination of employment. At the time of each such disclosure, I will advise the company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate the belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

         6. Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto, a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of the third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A, but am to inform the Company that all such Inventions have not been listed for that reason.

         7. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment of business activity other than for the Company, and for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

         8. No Improper Use of Materials. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by the former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

         9. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         10. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

         Some agreements include a discussion of the employee's possible civil and criminal liability in the event of a violation thereof. The following is a sample provision:

                  "Employee  has  been  informed  and   acknowledges   that  the
unauthorized taking of the Company's trade secrets:

                  i. could result in civil liability under California Civil code Section 3426, and that,if willful, could result in an award for triple the amount of the Company's damages and attorneys' fees; and

                   ii. is a crime under California Penal Code Section 499(c), punishable by imprisonment for a time not exceeding one year, or by a fine not exceeding five thousand dollars ($5,000), or by both."

         11. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         12. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         13.      General Provisions.

                  13.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.

                  13.2 Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

                  13.3 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

                  13.4 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

                  13.5 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  13.6 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

                  13.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely November, 1989.


         I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.



Dated: November 5, 1993.


/s/ Gary Wilson

GARY WILSON




ACCEPTED AND AGREED TO:


Wonderware Corporation,

A Delaware corporation






By:  /S/ Beccie Crossman

         Its Authorized Officer